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                                                                   Exhibit 4.5

              ELECTRONICS ACCESSORY SPECIALISTS INTERNATIONAL, INC.
                           d/b/a Mobility Electronics
                            (A Delaware corporation)



                         FORM OF UNIT PURCHASE AGREEMENT




         ELECTRONICS ACCESSORY SPECIALISTS INTERNATIONAL, INC., a Delaware corporation (the "Company"), whose address is 7955 East Redfield Road, Scottsdale, Arizona 85260, hereby agrees with the undersigned Purchaser as follows:

1.       TRANSACTION

         The Company, by due action of its Board of Directors, has authorized the offer and sale to you under this Unit Purchase Agreement ("Agreement" or "Purchase Agreement") and to other purchasers under similar Purchase Agreements ("Other Purchasers") of up to 875 Units (963 if the Company's over-allotment option is exercised in full), each consisting of 2,000 shares of common stock, par value $ .01 per share ("Common Stock"), of the Company ("Common Shares") and warrants to purchase 500 shares Common Stock ("Warrants"). Each Warrant will entitle the holder thereof to purchase one share of Common Stock, at an exercise price of $7.00 per share. The Unit price shall be $8,000 and no fractional Units shall be sold unless agreed to by the Company and Paradise Valley Securities, Inc., Sentra Securities Corporation and Spelman & Co., Inc., the Company's placement agents in this offering (collectively, the "Placement Agents"). The Common Shares and the Warrants underlying the Units shall conform to the description thereof in the Memorandum (as defined below).

2.       PURCHASE AND SALE

         2.1 Units. Subject to all of the terms and conditions of this Agreement, the Company will issue and sell to you (sometimes referred to as "Holder") the number of Units shown on the signature page hereof and you will purchase the same from the Company; provided that Units in the aggregate amount of at least $ 1,000,000 have been subscribed and paid for by you and the Other Purchasers and all other terms and conditions set forth in this Purchase Agreement are satisfied. You acknowledge that Units subscribed and paid for (whether paid for by cash, cancellation of indebtedness or conversion of outstanding shares of the Company's Series B Preferred Stock) by officers, directors or employees of the Company, or by holders of the Company's outstanding securities, or by officers or employees of any Placement Agent for their own account, or by an affiliate of any of the foregoing, shall be counted in determining whether all or any part of Units in the aggregate amount of at least $1,000,000 have been subscribed and paid for.

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          2.2 Funds Escrow Account. The funds tendered by you pursuant to this
Agreement will be deposited in a special escrow account (the "Fund") at the First Arizona Savings and Loan Association ("Funds Escrow Agent"), whose address is 4141 North Scottsdale Road, Suite 140, Scottsdale, Arizona 85251, and will be returned to you without interest or deduction for escrow fees and expenses, if:
(a) your subscription for the purchase of Units pursuant to this Agreement has not been accepted by the Company or (b) if Purchase Agreements for at least 125 Units and funds in the amount of at least $1,000,000 are not deposited in the Fund before the close of business on November 14, 1997, which date may be extended one or more times by agreement of the Company and the Placement Agents, without notice to you and the Other Purchasers, to a date not later than December 31, 1997 (the "Termination Date"). It is understood and agreed that if this Agreement is accepted by the Company, and the funds in payment of a minimum of 125 Units are received and accepted by the Company before the close of business on the Termination Date, then at the Closing (as defined below) with respect to the Units subscribed for by you, the funds tendered herewith (less any fees paid to the Placement Agents), shall be delivered to the Company by the Funds Escrow Agent in payment for the Units subscribed for by you, or such lesser amount as may be allocated to you by the Company. If you are allocated less than the full amount of the Units subscribed for by you and the full amount of the Units subscribed for has been timely paid in full by you, the Company shall instruct the Funds Escrow Agent to remit the overpayment of the amount paid, without interest or deduction, to you within fifteen days after such partial acceptance of this Purchase Agreement. The Units are being offered by the Company subject to the right of the Company and Placement Agents to reject, at their discretion, any subscription, in whole or in part, for any reason, and to accept subscriptions notwithstanding the order in which they are received.

         2.3 Closing . The purchase by and sale and delivery to you and Other Purchasers of the Units (the "Closing") shall take place at the offices of the Placement Agents or of the Funds Escrow Agent at such date and time, or at such other place, upon which the Company and the Placement Agents may agree (such date being hereinafter called the "Closing Date"). At the Closing, the Company shall deliver to a representative of the Placement Agents on your behalf, instruments evidencing the Common Shares and Warrant comprising the Units being purchased by you and other items required to be delivered to it pursuant to this Purchase Agreement. If at any time prior to the Termination Date, subscriptions for at least 125 Units have been received and accepted by the Company, and the full purchase price for such Units have been deposited into the Fund, the Company may have an initial closing ("Initial Closing") with respect to such accepted subscriptions and continue to offer the remaining Units until the Termination Date or all 875 Units (963 if the Company's over-allotment option is exercised in full) have been sold, whichever occurs earlier; provided, however, that the final Closing shall take place not later than ten days after the Termination Date.

3.       REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE COMPANY

         As an inducement to you to enter into this Agreement, the Company represents, warrants and agrees that:

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         3.1 Disclosure Documents. The Company has prepared the Company's
Confidential Private Offering Memorandum ("Memorandum") dated September 11, 1997, together with all exhibits annexed thereto (such Memorandum and exhibits annexed thereto are called collectively herein the "Disclosure Documents", which term shall include any additions or supplements thereto).

         3.2 Description of Securities. The Units, the Common Shares, the Warrants, the Common Stock issuable upon due exercise of the Warrants, when issued and delivered, will conform to the description thereof under the captions "Description of Securities" and Description of Offering" in the Memorandum.

         3.3 Authority for Agreement. This Agreement has been duly authorized by all necessary action of the Company and, when executed and delivered by the Company, will be a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except to the extent that the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally or by general principles of equity, and except that the indemnification provisions of the Agreement may be held to be violative of public policy under either federal or state laws in the context of the offer or sale of securities.

         3.4 Validity of Common Stock. The Common Shares, when issued and paid for at the Closing, will constitute duly authorized, legally issued shares of Common Stock. The Common Stock underlying the Warrants, when issued in accordance with the terms thereof, will constitute duly authorized, legally and validly issued Common Stock, fully paid and non-assessable.

         3.5 Validity of Warrant. The Warrants, when issued and paid for at the Closing, will be duly authorized, validly existing obligations of the Company, enforceable in accordance with their terms, except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally or by general principles of equity.

         3.6 No Conflicting Rights. The holders of the outstanding capital stock of the Company are not entitled to pre-emptive or other rights to subscribe for the Units. The offering of the Units as contemplated by the Memorandum does not give rise to any rights relating to the registration of any outstanding capital stock.

         3.7 Disclosure. The Company has provided you with all of the material information which you have reasonably requested in deciding whether to invest in the Units.

4.       REPRESENTATIONS, WARRANTIES AND AGREEMENTS BY YOU

         You hereby represent, warrant and agree that:

         4.1 Authority. You have full power and authority to enter into this Agreement and it constitutes your legal, valid and binding obligation, enforceable in accordance with its terms.

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         4.2 Purchase For Own Account. You are acquiring the Units for your own account, for investment purposes and not for resale or with a view to any distribution, or in connection with any distribution thereof You are able to (i) bear the economic risk of your investment in the Units, (ii) hold the Units for an indefinite period of time, and (iii) afford a complete loss of your investment.

         4.3 Investment Experience. You have the requisite knowledge and experience in financial and business matters, including investments of this type, to be capable of evaluating the merits and risks of an investment in the Units and of making an informed investment decision with respect thereto.

         4.4 Receipt Of Information. You have received, read carefully, considered and fully understood the Disclosure Documents and you have received from the Company all of the information concerning the Company which you consider to be material in making your investment decision, which information has been requested by you if not already furnished by the Company. You have had full access to the books and records of the Company and to its officers, directors and accountants for the purpose of obtaining and verifying such information and you have had an opportunity to ask questions and receive answers from the officers of the Company regarding the terms and conditions of this transaction and the Company's business and financial condition.

         Except as expressly set forth in the Disclosure Documents, no representations or warranties, oral or otherwise, have been made to you, including without limitation, any representations concerning the future prospects of the Company, by the Company, any Placement Agent or any agent employee or affiliate of the Company or of any Placement Agent or any other person whether or not associated with this action, and in entering into this action you are not relying upon any information other than that contained in the Disclosure Documents, and the results of your own independent investigation. You have obtained sufficient information to evaluate the merits and risks of your investment and to make an informed investment decision.

         4.5 Restricted Securities. You understand and acknowledge that the Common Shares and Warrants you are purchasing hereunder are, and the Common Stock issuable upon the due exercise of the Warrants, will be, "restricted securities" under United States federal and state securities laws insofar as they have not been registered under the Securities Exchange Act of 1933, as amended (the "1933 Act"), or the securities laws of any other jurisdiction, that they may not be resold or transferred without compliance with the registration or qualification provisions of the 1933 Act or applicable federal and state securities laws of any state or other jurisdiction or an opinion of counsel acceptable to the Company that an exemption from such registration and qualification requirements is available.

         4.6 Limitations on Disposition. Without in any way limiting the representations set forth above, you further agree not to make any disposition of all or any portion of the Common Shares, the Warrants, or the shares of Common Stock issuable upon the due exercise of the Warrants, unless and until:

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         (a) There is then in effect a registration statement under the 1933 Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

         (b) (i) You shall have notified the Company of the proposed disposition and shall have shed the Company with a statement of the circumstances surrounding the proposed disposition and (ii) you have shed the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such securities under the 1933 Act and applicable securities laws of any state or other jurisdiction.

         4.7 Illiquid Investments. Your overall commitment to investments which are not readily marketable is not disproportionate to your net worth and your investment in the Units will not cause such overall commitment to become excessive. You have adequate means of providing for your current needs and personal contingencies.

         4.8 Accredited Investor. You are an "Accredited Investor" as such term is defined in the Memorandum and Rule 501 (a) promulgated under the 1933 Act.

         4.9 Company Reliance On Questionnaire. You understand, acknowledge and agree that the Company, in entering into and performing under this Agreement, is relying on the accuracy of the responses by you to the Purchaser Questionnaire heretofore delivered by you to the Company, which responses you warrant to be true, complete and correct.

5.       CONDITIONS TO YOUR OBLIGATIONS

         Your obligations to purchase the Units under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions:

         5.1 Representations and Warranties. The representations and warranties of the Company contained in Section 3 above shall be true as of the Closing.

         5.2 Company Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement, which performance or compliance are required of it on or before the Closing.

6.       CONDITIONS TO THE COMPANY'S OBLIGATIONS

         The obligations of the Company to sell and issue the Units to you are subject to the fulfillment on or before the Closing of each of the following conditions by you:

         6.1 Representations and Warranties. Your representations and warranties contained in Section 4 above shall be true on and as of the Closing with the same effect as though made on and as of the date thereof.

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         6.2 Payment. You shall have delivered into the Fund the amount of the purchase price of the Units being purchased by you.

         6.3 Blue Sky Qualification. The Company shall have received any permits or authorization from any state securities law authority which may be necessary to qualify the offer and sale of the Units to you.

7.       REGISTRATION RIGHTS

         The Company covenants and agrees with you as follows:

         7.1 Definitions. For purposes of this Section 7:

               (a) The term "Holder" means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 7.10 hereof.

               (b) The term "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

               (c) The term "Public Company" means a corporation which has a class of equity securities registered pursuant to Section 12 of the 1934 Act, or which is required to file periodic reports pursuant to
         Section 15(d) of the 1934 Act.

               (d) The term "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the 1933 Act, and the declaration or ordering of effectiveness of such registration statement or document.

               (e) The term "Registrable Securities" means (i) the Common Shares purchased by a Purchaser or Other Purchaser under this or similar Purchase Agreement, (ii) the Common Stock issuable or issued upon exercise of any outstanding Warrants, and (iii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of the shares referenced in (i) and (ii) above, excluding in all cases, however, any Registrable Securities (1) sold by a person in a transaction in which his rights under this Section 7 are not assigned or (II) registered under the 1933 Act, the registration statement in connection therewith has been declared effective, and such shares have been disposed by such holder pursuant to such registration statement.

               (f) The number of shares of "Registrable Securities then outstanding" shall be determined by the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities.

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               (g) The term "SEC" shall mean the Securities and Exchange
        Commission.

               (h) All other capitalized terms used herein which are not defined herein shall have the meaning given elsewhere in this Agreement.

        7.2 Piggyback Registration. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its Common Stock or other securities under the 1933 Act in connection with the public offering of such securities solely for cash (other than an initial public offering, registration relating solely to the sale of securities to participants in a Company stock option, stock purchase or similar employee benefit plan, a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities (including Form S-4 or any form substitution thereof) or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered or a SEC Rule 145 transaction), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty calendar days after mailing of such notice by the Company, the Company shall, subject to the provisions of
Section 7.6, cause to be registered under the 1933 Act and any applicable state securities laws all of the Registrable Securities that each such Holder has requested to be registered.

        7.3 Obligations of the Company. Whenever under this Section 7 the Company effects the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

              (a) Prepare and file with the SEC on any appropriate form a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective;

              (b) Unless such registration is a firm commitment underwriting, prepare and file with the SEC such amendments (including post-effective amendments) and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the 1933 Act with respect to the disposition of all Registrable Securities and other securities covered by such registration statement for a period of 270 days.

              (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the 1933 Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

              (d) Use its best efforts to register or qualify all Registrable Securities and other securities covered by such registration statement under such other securities or "blue sky"

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          laws of such jurisdictions as the underwriter or such sellers (not to exceed ten) shall reasonably request and do any and all other acts and things as may be reasonably necessary to consummate the disposition in such jurisdictions of the Registrable Securities covered by such registration statement, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, or to subject itself to taxation in respect of doing business in any such jurisdiction, or to consent to general service of process in any such jurisdiction.

              (e) Immediately notify each seller of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the 1933 Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing or if its is necessary, in the opinion of counsel to the Company, to amend or supplement such prospectus to comply with law, and at the request of any such seller prepare and sh to such seller a reasonable number of copies of a supplement to or any amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and shall otherwise comply in all material respects with law and so that such prospectus, as amended or supplemented, will comply with law.

              (f) Otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, any make available to its security holder, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months, beginning with the first month of the first fiscal quarter after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section I 1 (a) of the 1933 Act.

              (g) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

              (h) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the 1933 Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

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              (i) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

              (j) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

          7.4 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 7 with respect to the Registrable Securities of any selling Holder that such Holder shall sh to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

          7.5 Expenses of Registration. All expenses incurred in connection with registrations, filings or qualifications pursuant to this Section 7, including, without limitation, all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company, but excluding fees and disbursements of counsel to the selling Holders, underwriter's commissions and fees and any fees of others employed by a selling Holder, shall be borne by the Company.

         7.6 Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company's capital stock, the Company shall not be required under Section 7.2 to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not materially jeopardize or in any way reduce the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by security holders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling security holders (including Holders) according to the total amount of securities entitled to be included therein owned by each selling shareholder (including Holders) or in such other proportions as shall mutually be agreed to by such selling shareholders (including Holders)).

         7.7 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 7.

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         7.8  Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 7:

              (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the 1933
          Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the 1933 Act or the 1934 Act against any losses, claims, damages, or liabilities joint or several) to which they may become subject under the 1933 Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the 1933 Act, the 1934 Act or any state securities law; and, subject to subsection 7.8 (c) below, the Company will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 7.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be reasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

              (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the 1933 Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, and any agent of the Company, against any losses, claims, damages, or liabilities joint or several) to which any of the foregoing persons may become subject, under the 1933 Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 7.8(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided,


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          however, that the indemnity agreement contained in this subsection
          7.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be reasonably withheld; provided, that, in no event shall any indemnity under this subsection 7.8(b) exceed the gross proceeds from the offering received by such Holder.

              (c) Promptly after receipt by an indemnified party under this
          Section 7.8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 7.8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party receiving similar notice, to assume the defense thereof with counsel reasonably satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified party which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding; otherwise, the indemnified party shall be responsible for the fees and expenses of its counsel. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 7.8.

              (d) Except as provided in the last sentence of subsection 7.8(c) above, if the indemnification provided for in this Section 7.8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party.

              (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

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              (f) The obligations of the Company and Holders under this Section
          7.8 shall survive the completion of any offering of Registrable Securities pursuant to a registration statement under this Section 7.

         7.9  Assignment of Piggyback Rights. Subject to the provisions of
Section 7.10, the piggyback registration rights of the Holders under Section 7.2 may be assigned (but only with all related obligations) by a Holder to a permitted transferee or assignee of such securities who, after such assignment or transfer, holds at least 10,000 shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations), provided: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such piggyback registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including without limitation the provisions of Section 7.10 below; and (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the 1933 Act. For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of a partnership who are partners or retired partners of such partnership (including spouses and ancestors, lineal descendants and siblings of such partners or spouses who acquire Registrable Securities by gift, will or intestate succession) shall be aggregated together and with the partnership; provided that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under this Section 7.

         7.10 "Lock-up" Agreement. Each Holder hereby agrees that he or she shall not, for the period commencing on the date of such Holder's Unit Purchase Agreement and ending 120 days after the earlier of: (i) the effective date of a registration statement under the 1933 Act covering all of the Registrable Securities or (ii) the effective date of a registration statement filed by the Company pursuant to Section 7.2 hereof, without the prior written approval of the Placement Agents and the managing underwriter in such registration directly or indirectly, sell, offer to sell, contract to sell (including without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any shares of Common Stock (including shares of Common Stock issuable upon the exercise of the Warrants) legally or beneficially owned by such Holder.

         In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

         7.11 Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in this Section 7 after three (3) years following the date after the Company becomes a Public Company.

         7.12 Extension of Warrant Exercise Period. In the event the holders of Warrants are delayed in selling the shares of Common Stock underlying the Warrants at the time such holders desire pursuant to the terms of Section 7.2 or 7.11, the parties hereto agree that the exercise period for the Warrants shall be extended by the amount of such delay.

         7.13 Amendments and Waivers. Any term or provision of the registration rights stated in this Section 7 may be amended and the observance of any term of such rights may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of at least fifty-one percent (51%) of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this Section 7.13 shall be binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities, and the Company.

8.       FURTHER AGREEMENTS

         You agree that:

         8.1 No Transfer or Assignment. You will not transfer or assign this Agreement or any of your interest herein except as provided in Section 4.6 above.

         8.2 Successors and Assigns. You may not cancel or revoke this Agreement and this Agreement shall be binding upon your successors and assigns, except as provided by certain state laws.

         8.3 Indemnification. You shall indemnify, hold harmless and defend the Company and the Placement Agents and their respective affiliates and agents with respect to any and all loss, damage, expense, claim, action or liability any of them may incur as a result of the breach or untruth of any representations or warranties made by you herein, and you agree that in the event of any breach or untruth of any representations or warrants made by you herein, the Company may, at its option, forthwith rescind the sale of the Units to you, in addition to any other rights or remedies which the Company may have.

         8.4 Legend. A legend in substantially the following form will be placed on all documents or certificates evidencing the securities comprising the
Units:

         "THE SECURITIES EVIDENCED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAW OF ANY STATE OR OTHER JURISDICTION AND SUCH SECURITIES MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, OR AN OPINION OF COUNSEL

         SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

9.       GENERAL AND MISCELLANEOUS

         9.1 Survival. The warranties, representations and covenants of the parties contained in this Agreement shall survive the execution and delivery of this Agreement and the Closing.

         9.2 Entire Agreement. This Agreement constitutes the entire agreement among the parties, and no party shall be liable or bound to any other party in any manner by any warranties, representations, guarantees or covenants except as specifically set forth in this Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

         9.3 Governing Law. This Agreement shall be governed by and construed under the internal laws of the State of Delaware without regard to conflicts of law.

         9.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         9.5 Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the tenth day after the date of mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows: if to the purchaser, at his address as shown in the Company records; and if to the Company, at its principal office. Any party may change its address for purposes of this paragraph by giving the other party written notice of the new address in the manner set forth above.

         9.6 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

         If the foregoing conforms to your understanding of our agreement, please so indicate by signing two copies of this Agreement and returning both copies to the Company. If and when this Agreement is accepted by the Company, such acceptance being evidenced by the Company's execution of this Agreement, this Agreement shall become a binding agreement between and among us, and the Company shall deliver to you one fully executed copy of this Agreement.

DATE:                     1997           Number of Units:
     --------------------,                              ------------------------

                                         Total Purchase Price: $
                                                               -----------------

--------------------------------         ---------------------------------------
(Name of Purchaser, Please Print)        (Signature of Purchaser)


                                         ---------------------------------------
                                         (Print name and title of authorized
                                         signatory if purchaser is not natural
                                         person)


--------------------------------         ---------------------------------------
(Name of Joint Purchaser, if any         (Signature of joint purchaser, if any)
- please print)



AGREED TO AND ACCEPTED on the
              day of                                , 1997:
-------------        -------------------------------

ELECTRONICS ACCESSORY SPECIALISTS
INTERNATIONAL, INC.


By:
  -------------------------------
         Charles R. Mollo
         Chief Executive Officer